Exhibit 10.15

ITG PROTECTIVE COVENANTS AGREEMENT

This Protective Covenants Agreement (“Agreement”) is entered into by and between the individual identified in the signature block below as the Employee (“Employee”, “I”, or “me”) and ITG Communications, LLC (“ITG”) on behalf of and for the benefit of ITG and any Affiliate (defined below) that I become employed with or perform services for or that otherwise has a protectable interest covered by this Agreement (the “Company”), collectively the “Parties.”

As a condition of my employment, and in exchange for good and valuable consideration that includes my employment or continued employment, access to a portion of the Company’s Confidential Information (defined below), and such other consideration as may be provided for in this Agreement or provided to me as a consequence of this Agreement, the sufficiency of which I acknowledge, and subject to any state-specific modification under Appendix A that may apply to me based upon my Controlling State (defined below), the Parties as follows:

1. Protected Interests. I understand that currently ITG is a leading provider of installation, fulfillment, construction, and project management services to the cable, telecommunications, and utility industries (the Company’s “business” or “line of business”). I acknowledge that the Company’s business, as well as the role, products, and/or services in which I participate, may change over time. I agree that through my position of employment I will naturally be informed of such changes without any need for amendment or modification of this Agreement. The Company has spent and will continue to spend substantial time, resources, and money developing its trade secrets and other Confidential Information, technologies, products and services, training programs, and key business relationships related to its business (“Business Investments”). I recognize that these Business Investments are an important and valuable asset to the Company and give it a critical competitive advantage within its line of business. In reliance upon my promises in this Agreement, the Company will employ me in a position of trust and confidence where I will receive the benefit of, and access to a portion of, the Company’s Confidential Information and other Business Investments that could be used by me to gain an unfair competitive advantage against the Company and cause it irreparable harm if my conduct is not limited as provided for in this Agreement. My skills, education, and/or experience are such that my compliance with the restrictions provided for in this Agreement during and after my employment where required will not place an unreasonable burden on me or prevent me from earning a living. I agree that the restrictions provided for in this Agreement are narrowly tailored to protect the Company’s trade secrets and other legitimate protectable interests.

2. Duty of Loyalty. In reliance upon my promises in this Agreement, I will be placed or retained in a position of special trust and confidence by the Company. Accordingly, from the first day I am employed with a Company entity until the last day I am employed with any Company entity (my “Termination Date”), I will have a duty of loyalty that includes the obligation: (a) to devote my best efforts to my employment duties, (b) to promptly notify the Company of business opportunities related to the Company’s business without pursuing them independently for personal gain without the written authorization of the Company, (c) to avoid knowingly interfering with key business relationships (such as customers, employees, and suppliers) for the benefit of any person or entity who is engaged in, or preparing to engage in, a competing business enterprise, and (d) to avoid competing with the Company, assisting others in their efforts to compete with the Company, or otherwise engaging in conduct that would violate the Company’s conflict of interest and/or business ethics policies; provided, however, that nothing in this duty of loyalty obligation prohibits any conduct that is Protected Conduct (described in Section 9 below).

3. Confidentiality Obligations.

3.1 “Confidential Information” refers to information and compilations of information, in any form (tangible or intangible), related to the Company’s business and of value to it that I first gain knowledge of or access to as a consequence of my employment with the Company if the Company has not made it public or authorized public disclosure of it and it is not readily available through lawful and proper means to the public or others in the industry who have no obligation to keep it confidential. Due to its special value and utility as a compilation, a confidential compilation (like a customer list) will remain protected as Confidential Information even if some items of information within the compilation are in the public domain. Private disclosure of otherwise Confidential Information to parties the Company is doing business with for business purposes shall not cause the information to lose its protected status under this Agreement. Confidential Information shall be understood to include any and all Company trade secrets (as defined under applicable state or federal law), but an item need not be a trade secret to qualify as Confidential Information. An item of Confidential Information will ordinarily constitute a trade secret under state or federal law if (a) it derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) it is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Something is not acquired through proper means if acquired through theft, bribery, misrepresentation, breach, or inducement of a breach, of a duty to maintain secrecy by contract or otherwise, or espionage through electronic or other means. Confidential Information will not include terms and conditions of employment of Company employees except where it is information concerning other employees that has been entrusted to me as a supervisor or manager or otherwise entrusted to me as part of confidential job duties (such as human resource management, payroll, or benefits administration) (a “Confidential Role”).

3.2 Nondisclosure Obligation. I agree that during my employment and for so long thereafter as the information qualifies as Confidential Information under this Agreement, I will not engage in any use or disclosure of Confidential Information that is not authorized by the Company and undertaken for the benefit of the Company.1 I understand that this obligation applies to Confidential Information acquired by me during my past, present, or future employment with the Company, including (without limitation) information created or compiled by me. This obligation specifically prohibits, among other things, the copying, recreation, use, or

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If (and only if) it is required by controlling state law for the restriction to be enforceable, the post-employment restriction on my use of Confidential Information that does not constitute either a trade secret or Third-Party Confidential Information will expire three years after my Termination Date if I have not retained or recreated copies of Confidential Information in violation of this Agreement after the Termination Date. Trade secret information will have no such time limit and will remain protected for as long as the information would qualify as a trade secret absent this Agreement. Third Party Confidential Information will remain protected for as long as the third-party agreements and any applicable laws and regulations related to such information (such as regulations concerning privacy of personal identifying information) provide for protection.

disclosure of trade secrets for the benefit of a competitor or on behalf of any person or entity preparing to compete with the Company, and includes use or disclosure of such information on social media. I will comply with all Company policies and directives concerning the use, storage, and transfer of Confidential Information. These obligations do not prohibit my use of generally available knowledge, skill, and education that is not specific to the Company or its business relationships but is instead knowledge generic to the industry or my profession. Unless prohibited by law from doing so, I will notify the Company as quickly as possible after being served with a subpoena, court order, or other legal mandate requiring the production of Confidential Information so that the Company can take reasonable steps to protect its interests and will cooperate in same. I will retain no records of Confidential Information after my employment ends without written Company authorization to do so. I understand that nothing in this Section 3.2 shall prohibit Protected Conduct (described in Section 9 below).

3.3 Confidential Information Examples. Examples of Confidential Information shall be presumed to include, but are not limited to, the following categories of nonpublic items of information: Customer lists and records of customers and customer contact information, as well as customer communications, private customer contract terms, unique customer preferences and historical transaction data; Private bids, proposals, quotes, requests for proposal, and related analyses; Financial records and analyses, and related non-public data regarding the Company’s financial performance; Business plans and strategies, forecasts, and analyses; Unpatented inventions and related information, patent applications, technological innovations, originally created and/or customized software (including but not limited to features, specifications, and source code), blueprints, design details and specifications, formulas, and research and development information regarding products and services of the Company (existing or under development); Internal business methods, procedures, techniques, processes, systems, and innovations used to improve the Company’s performance and operations; Marketing plans, research, and analyses; Unpublished pricing information, and underlying pricing-related variables such as costs, volume discounting options, and profit margins; Joint venture, partnership, and business (stock and asset) sale and acquisition opportunities identified by the Company and related analyses; Real estate needs, opportunities, and other internal location and site analyses; Management evaluations of the Company’s resources/assets (such as technology, real estate, and employee job performance); Private contract terms with vendors and suppliers, and analyses of vendor and supplier business opportunities; and Third-Party Confidential Information (described below).

3.4 Third-Party Confidential Information. “Third-Party Confidential Information” refers to information that belongs to a third party and that is entrusted to the Company in confidence in accordance with the terms of an agreement with the third party or as a result of applicable laws or regulations concerning such information (such as laws regarding personal identifying information like social security numbers). All confidentiality obligations regarding such information, whether created by agreements with the third parties or through applicable laws, regulations, or other legal requirements, will be complied with by me at all times.

4. Protective Covenants. I acknowledge that some activities by me would, by their nature and irrespective of my intent, involve conversion of Company trade secrets and other Business Investments to the unfair advantage of competitors if engaged in shortly after my employment ends. To avoid the irreparable harm that would be caused by conduct of this nature, and subject to any state-specific modification under Appendix A that may apply to me based on my Controlling State, I agree to the following reasonable limitations (collectively referred to as my “Protective Covenants”), after my Termination Date, irrespective of who terminates the employment relationship or why it is terminated:

4.1 Noncompete. For a period of twelve (12) months after my Termination Date, I will not provide services to or be associated with a Competitor in any role or position (as an employee, director, owner, consultant, or otherwise) that would involve my participation in Competitive Activity within the Restricted Area. The restriction created by this Section 4.1 is referred to as my “Noncompete” covenant.

4.2 Customer Nonsolicit. For a period of twelve (12) months after my Termination Date, I will not, directly or through assistance to others, participate in soliciting a Covered Customer for the benefit of a Competitor or for the purpose of causing or encouraging the Covered Customer to cease or reduce the extent to which the customer does business with the Company. The restriction created by this Section 4.2 is referred to as my “Customer Nonsolicit” covenant.

4.3 Worker Nonsolicit. For a period of twelve (12) months after my Termination Date, I will not, for the benefit of a Competitor, directly or through assistance to others, participate in soliciting a Covered Worker to leave the employment of the Company or assist a Competitor in efforts to hire a Covered Worker away from the Company without the Company’s written approval in advance. The restriction created by this Section 4.3 is referred to as my “Worker Nonsolicit” covenant.

4.4 Definitions. For purposes of the forgoing Protective Covenants, the following definitions will apply:

(a) “Competitor” refers to any business (person, organization, or entity) that is engaged in or preparing to engage in providing Competing Product or Services (as defined below) or is otherwise engaged in the Company’s line of business (referred to in Section 1).

(b) “Competing Products or Services” are products or services that would replace, displace the business opportunities for, or otherwise compete with the products and/or services of the Company (existing or under development) that I had material involvement with or was provided Confidential Information about in the Look Back Period (as defined below)

(c) “Competitive Activity” is activity that involves (i) providing services to or for a Competitor that are the same as or similar in function or purpose to the services I provided to the Company during the Look Back Period, (ii) assisting in the development or improvement of a Competing Product or Service, (iii) accepting or conducting business with Company customers that involves a Competing Product or Service, (iv) owning, operating, or managing a business that is a Competitor, (v) soliciting, encouraging, or inducing a significant supplier, distributor, vendor, insurer, lender, or another provider of consequence to the Company to cease or reduce doing business with the Company, or (vi) participating in other activity that is likely to result in the use or disclosure of Confidential Information for the benefit of a Competitor.

(d) “Covered Customer” means a customer of the Company that I have material contact with in the Look Back Period. Material contact will be presumed present if in the Look Back Period (i) I (or persons under my supervision) provided services to or had business-related contact with the customer on behalf of the Company, (ii) I was provided Confidential Information about the customer, or (iii) I received commissions, compensation, or other beneficial credit from the Company for business conducted with the customer. Customers will be presumed to include active customer prospects as of the Termination Date that I have had material contact with or am provided Confidential Information about in the Look Back Period (as defined below).

(e) “Covered Worker” means an individual hired to work for the Company that I supervised, worked with, or was provided Confidential Information about as a result of my employment with the Company during the Look Back Period. A Covered Worker shall be presumed to (i) include workers employed as individuals, independent contractors, or consultants, and (ii) workers who within the preceding 90 days resigned from the Company.

(f) “Look Back Period” refers to the period of my employment with the Company (inclusive of employment with an acquired business that is now part of the Company) in the two years that precede the Termination Date.

(g) “Restricted Area” means the geographic locations of the Covered Customers and Workers and each geographic area, by state, county, or other recognized geographic boundary, that is assigned to me as a limitation on where I am to do business for the Company in the Look Back Period if my responsibilities for the Company and access to Confidential Information is limited to a specific geographic territory of this nature. If I am not assigned a specific geographic territory of this nature, or the foregoing scope of Restricted Area is not enforceable, then the Restricted Area shall be the state(s) where I reside in the Look Back Period and those where I perform work for the Company in the Look Back Period, and each additional state within the United States and equivalent regions in other countries where the Company does business that I have material involvement with or am provided Confidential Information about within the Look Back Period. References to counties and states is understood to include county and state equivalents. I will not, through remote communications from outside of the Restricted Area, engage in prohibited activity that reaches into, relates to, or otherwise materially involves business within the Restricted Area. If the Restricted Area is not clear to me upon my Termination Date, I will seek clarification from the Company’s Director of Human Resources within fourteen (14) days after the Termination Date. I agree not to complain about any uncertainty I may have regarding the Restricted Area applicable to me if I do not do so.

(h) To “solicit” or “soliciting” and their derivations shall be presumed to mean to interact with another person or entity with the purpose or foreseeable result being to cause, motivate, or induce the person or entity to engage in some responsive action (such as starting, modifying, or ending a business relationship), irrespective of who first initiated contact. These terms shall not include general advertising (such as “help wanted” ads) that are not targeted at the Company’s employees or customers, or solicitation activity that is Protected Conduct under Section 9.

4.5 Limitations. The restrictions in the Protective Covenants described above will be subject to the following limitations:

(a) Notwithstanding anything in this Agreement to the contrary, nothing prohibits me from owning a non-controlling interest consisting of two percent (2%) or less of any class of securities in any publicly traded company.

(b) Nothing in the Noncompete shall be construed to prohibit my employment in a separately operated subsidiary or other business unit of a company that would not be a Competitor but for common ownership with a Competitor so long as I provide written assurances regarding the non-competitive nature of my position that are satisfactory to the Company and my new employer confirms this understanding.

(c) California Limitation. Irrespective of where I sign this Agreement or where I perform my services for the Company, the post-employment restrictions in the Protective Covenants (inclusive of the Noncompete covenant) will not be applicable to me in the event California is my primary place of residence or work.

(d) My Worker Nonsolicit and Customer Nonsolicit covenants are understood to be reasonably and logically limited by geography to those locations where the Covered Workers and Covered Customers are located and available for solicitation and no further geographic limitation is necessary to make these restrictions reasonable. However, if a different form of geographic limitation is necessary to make one of these restrictions enforceable under controlling law then the restriction(s) that need it for enforceability shall be considered limited to the Restricted Area.

(e) No restriction in this Agreement will be construed to prohibit a licensed attorney from engaging in the practice of law.

4.6 Fairness Extension. If I breach one of the Protective Covenants, the period during which I must comply with the violated Protective Covenant will be extended so that it shall not expire until either I have been in full compliance with the restriction for a period of twelve (12) continuous months or two (2) years has expired since my Termination Date; provided, however, that the period of my required compliance shall not be indefinite and shall be equal in total length of time to the maximum length of time allowed for such Protective Covenant under controlling law, and if this extension would make the restriction unenforceable under controlling law it will not be applied. This shall be referred to as the “Fairness Extension.”

4.7 New Employer Notice. I will provide notice of the restrictions in this Agreement to any prospective employer who makes an offer of employment to me prior to accepting such offer to ensure the employment offered is not a position that would require me to breach this Agreement. I consent to the Company communicating its opinion regarding the application of this Agreement to me and the applicability of the restrictions in it to any position I may accept with a prospective new employer or other third party with an interest in my employment and will not assert any claim or cause of action based on such a communication.

5. Work Product and Inventions. Any “Proprietary Works” (meaning inventions, developments, designs, discoveries, innovations, business methods, improvements, ideas, original works of authorship, database creations, trade secrets, and other forms of legally protectable intellectual property) that I conceive, create, or develop in the course of my employment, through use of Company resources, or as a result of my work for the Company (alone or with others, during or after regular working hours) will be considered “Work Product” that is the property of the Company, and the Company will hold all intellectual property rights (“IP Rights”) in the Work Product. Work Product will include all Proprietary Works that either (a) relate to the Company’s business or its actual or demonstrably anticipated research and development, or (b) are developed or discovered with the assistance of Confidential Information, tools, equipment, personnel, or other resources of the Company, or (c) are suggested by, related to, or results from any work performed by me or others for the Company. I hereby assign to the Company all of my rights, title, and interest in and to all such Work Product; provided, however, that this assignment shall be limited so that it does not require or create any assignment of an invention that cannot be assigned through an employment agreement under controlling law.2 All Work Product shall be considered “work made for hire” and all copyrights in the Work Product available under the Copyright Act of 1976, will be owned by the Company from the moment of creation or conception forward without the need for any further action by me. IP Rights assigned to and owned by the Company in Work Product through this Agreement shall include all rights of ownership, control, and benefit throughout the world, including, without limitation, rights of inventors and authors with respect to patents, patent applications and registrations, copyrights, sui generis database rights, trademark rights, all rights relating to the protection of computer software (including, without limitation, both source code and object code), trade secret rights, rights of attribution or control, moral rights or droit moral (which I waive if they cannot be transferred to the Company), rights to royalties or other economic benefit, rights to derivative works, and rights to claims or causes of action arising out of or related to any past, present, or future infringement or misappropriation related to the Work Product. It is agreed that Work Product shall automatically vest in, and be the exclusive property of, the Company immediately upon the creation thereof, regardless of the stage of completion. However, to the extent necessary and requested, I agree that during and after my assignment I will cooperate in executing any documents, providing testimony, and otherwise performing any acts the Company requires from me (with reasonable approved expenses covered by the Company) to ensure the Company retains, throughout the world, all IP Rights in all Work Product. This Agreement shall supplement and not replace or diminish any prior, subsequent, or additional written Work Product related agreements that I may enter into (or be required to enter into) based on my position with the Company (such as those related to research and development, engineering, or software development positions).

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I acknowledge notice of the following laws of this nature: Cal. Lab. Code, § 2870; Del. Code Title 19 § 805; Illinois 765 ILCS 1060/1-3; Kan. Stat. Section 44-130; Minn. Statutes, 13A, Section 181.78; New Jersey Statutes Title 34. Labor and Workmen’s Compensation 34 § 1B-265; NY Labor Law § 203-f; N. Car. General Statutes, Art. 10A, Chapter 66, Commerce and Business, § 66-57.1; Utah Code § 34-39-1 through 34-39-3; Wash. Rev. Code, Title 49 RCW: Labor Regulations, Chapter 49.44.140); and I understand that each of these laws has a similar limitation on what can be assigned. As an example, I understand that (a) Cal. Lab. Code, § 2870 provides: “Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer”, and (b) that the remainder of the states listed are substantively the same with the exception that in Kansas, Minnesota and Washington the statutes make assignable an invention that “relates ... directly to the business of the employer” instead of those that “Relate ... to the employer’s business” as part (1) is worded in the California statute.

6. Company Property. All records related to the Company’s business activities and business development efforts created in the course of the Company’s business (such as contact lists, prospect lists, calendars, and notes), whether made by me or others, and wherever stored (in email, text messages, cell phones, computers, or otherwise) are the property of the Company (“Company Records”). I understand that I am not authorized to use these Company Records or to access and use the Company’s computers, email, or related computer systems to pursue competitive business interests. I recognize that accessing Company computer systems to compete or prepare to compete is unauthorized access and strictly prohibited. All electronic files and similar items stored on Company owned, issued, or sponsored devices or accounts are Company property unless otherwise agreed in writing as to a specific item, and I shall have no expectation of personal privacy with regard to any such stored items. I will preserve and maintain records of Company customers, prospects, suppliers, and other business relationships as Company Records, and will not knowingly use these records to harm the Company’s business interests. Upon termination of employment or earlier if requested, I will return all Company property including Company Records and any copies (tangible and intangible, electronic files, email, and otherwise) to the Company. Upon request, I will provide the Company reasonable means to access and verify that no Company Records and/or Confidential Information have been retained by me on personal computers, cell phones, email, or cloud storage accounts, or in any other place that is subject to my control without the Company’s authorization after my employment ends. Nothing herein prohibits me from retaining records provided to me by the Company concerning my own compensation, benefits, and agreements with the Company.

7. Survival and Severability. This Agreement shall, in accordance with its terms, remain in effect after, and be unaffected by any change in position, title, duties, compensation, or other terms and conditions of my employment, or the termination of my employment (where a clause indicates it creates post-employment obligations). The provisions of this Agreement are severable. The existence of a cause of action by me against the Company shall not constitute a defense to enforcement of my obligations under this Agreement. If an authorized court or authorized arbitrator (“adjudicator”) determines that a covenant herein cannot be enforced as written in some part (such as time, scope of activity, or geography), the Parties agree to the adjudicator’s enforcement of the restrictions to such lesser extent as would make the obligation reasonable and enforceable, and/or to the reformation of the restriction to make it enforceable. If, after and/or despite application of the foregoing, any provision contained in this Agreement remains void, illegal, or unenforceable, then it shall be severed, and the other provisions of this Agreement shall remain in full force and effect as if the offending provision were never contained in the Agreement. Presumptions provided for in this Agreement can only be overcome through clear and convincing evidence by the party opposing the presumption, and a presumption will not apply if its application would make the clause or restriction where it would be applied void, illegal, or otherwise unenforceable.

8. Special Remedies. A violation of this Agreement by me would cause not only actual and compensable damage, but also irreparable harm and continuing injury to the Company for which there would not be an adequate remedy at law. Accordingly, if I should breach or threaten to breach this Agreement, the Company shall be entitled to equitable remedies in the form of temporary and permanent injunctive relief to enforce this Agreement in addition to, and not in lieu of, any and all other legal remedies to which it would otherwise be entitled. In addition to, and not in lieu of injunctive relief to prevent further violations, the Company will have the right to recover from me a sum equal to thirty percent (30%) of the annual compensation of any Covered Worker that the Company loses as a result (in whole or in part) of my breach of the Worker Nonsolicit covenant. The Company shall be deemed the prevailing party for all purposes if any relief is granted to it, irrespective of whether some relief requested by the Company is also denied. In the event that the Company pursues legal action to enforce the terms of this Agreement due to a breach or threatened breach by me, the Company shall be entitled to recover from me all costs and expenses, including without limitation, reasonable attorney’s fees and expenses (including expert witness and investigation fees, and court costs) incurred by the Company in connection with such litigation, in addition to any and all other rights and remedies; provided, however, that if controlling law would convert the forgoing provision into a reciprocal obligation whereby either prevailing party could recover attorney’s fees and expenses, then each party will bear its own attorney’s fees and expenses.

9. Protected Conduct. Nothing in this Agreement prohibits me from (i) opposing an event or conduct that I reasonably believe is a violation of law, including criminal conduct, discrimination, harassment, retaliation, a safety or health violation, or other unlawful employment practices (whether in the workplace or at a work-related event), (ii) disclosing sexual assault or sexual harassment (in the workplace, at work-related events, between employees, or between an employer and an employee or otherwise), (iii) reporting such an event or conduct to my attorney, law enforcement, or the relevant law enforcement agency (such as the Securities and Exchange Commission, Department of Labor, Occupational Safety and Health Administration, Equal Employment Opportunity Commission, or the state or local human rights agency), (iv) making any truthful statements or disclosures required by law or otherwise cooperating in an investigation conducted by any government agency, or (v) from providing truthful testimony in a legal, administrative or arbitration proceeding; nor does anything in this Agreement require me to get approval from the Company before engaging in the foregoing acts or conduct.

I acknowledge notice that under the Defend Trade Secrets Act (DTSA) no individual may be held criminally or civilly liable under Federal or State trade secret law for a trade secret disclosure that complies with 18 USC §1833(b); such as a disclosure (a) made in confidence to a Federal, State, or local government official, directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (b) made in a complaint or other document filed in a lawsuit or other adjudicatory legal proceeding, if such filing is made under seal. Also, under this law an individual pursuing a legal claim for retaliation by an employer for reporting a suspected violation of the law may disclose a trade secret to his/her attorney and use it in documents filed in the adjudicatory proceeding under seal provided he/she does not engage in disclosure except pursuant to order of the adjudicator.

If I am employed in a non-management, non-supervisory role then nothing in this Agreement will prohibit me from engaging in conduct that is protected under Section 7 of the National Labor Relations Act (NLRA) such as the right of employees to self-organization, to form, join, or assist labor organizations, to strike, picket, or otherwise engage in other concerted activities for their mutual aid or protection, or refuse to do so; this includes using or disclosing information acquired through lawful means regarding the wages, benefits, or other terms and conditions of employment of individuals employed by the Company for any purpose protected under the NLRA, unless the information was entrusted to me in confidence by the Company as part of my job duties.

The conduct protected under this Section is collectively referred to as “Protected Conduct.” This Protected Conduct provision shall not be construed to protect, invite, permit, or limit liability for illegal activity such as breaking and entering, illegal computer access (hacking), or theft or destruction of Company property.

10. Beneficiaries, Successors, and Assigns. “Affiliate” refers to any legal entity or organization that is directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common ownership or control with ITG or a successor thereof. This Agreement shall automatically inure the benefit of, and may be enforced by ITG, Affiliates, and their successors, and assigns, who have a protectable interest covered by the Agreement. If my employment is transferred from the undersigned Company entity to an Affiliate, the Affiliate will assume the same position and rights as the original employer Company under this Agreement without the need for any further agreement by me. I agree to the assignment of this Agreement by Company and all rights and obligations hereunder, including, but not limited to, an assignment in connection with any merger, sale, transfer, or acquisition consummated by Company, its parent, or any of their Affiliates, or relating to all or part of their assets. My obligations under this Agreement are personal in nature and may not be assigned by me to someone else.

11. Complete Terms, Modification and Waiver. The Parties are not relying upon any representations, agreements, terms, or conditions not contained within this document in making the decision to enter into it. This Agreement is the full and complete agreement of the Parties with regard to the matters covered in it; provided, however, that this Agreement shall supplement and not supersede or replace noncompete, nonsolicit, intellectual property assignment, confidentiality, and other restrictive covenants that I may have previously agreed to as part of the sale of a business, acquisition of an interest in the Company, securing intellectual property rights for the benefit of the Company, or participation in a long term or management incentive plan. I agree that the Company will have the right, through a written notice to me, to rescind any restriction placed upon me or to reduce the boundaries of any restriction applicable to me under this Agreement (such as time, scope of activity, or geography) at any time. The Company’s rights under this Agreement can only be waived or modified in a writing executed by a Company representative expressly authorized to modify this Agreement and cannot be waived orally or through the Company’s failure to take action to enforce this Agreement or any comparable agreement against me or any other person.

12. Choice of Law and Venue. The laws of the state where I am primarily employed with the Company when last employed (the “Controlling State”) will control the interpretation and application of this Agreement without regard to any conflicts of law principles of any other state to the contrary; provided, however, that if the Parties have entered into an arbitration agreement that includes claims arising from this Agreement, then the Federal Arbitration Act, U.S.C. § 1 et seq. shall control as to all arbitration rights. I consent to the personal jurisdiction of the courts of proper subject matter jurisdiction located in the state where I am last primarily employed by the Company and those located in Broward County, Florida, and I waive any objections to the exercise of jurisdiction over me by such courts (whether based on convenience, cost, location of witnesses or evidence, or otherwise).

13. All Duties and Rights Preserved / Advice of Legal Counsel. This Agreement creates obligations that supplement, but do not replace or diminish the obligations I would otherwise have to the Company as an employee placed in a fiduciary position of special trust and confidence regarding its trade secrets and Confidential Information. Nothing in this Agreement modifies or places a limitation on the Parties’ right to end the employment relationship or otherwise alters the at-will nature of the Parties’ employment relationship where it would otherwise exist. I acknowledge that I have been advised to seek legal counsel with respect to this Agreement, and was provided an opportunity to do so if desired.

14. Representations and Warranties. I represent and warrant that I am not under any legal obligation (by contract or otherwise) that prohibits me from working for the Company and I confirm that I am capable of performing the duties of my position with the Company without using any trade secrets or other legally protected information that belongs to any other party. I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreements with such parties), and I have not introduced any such information, files, or materials into any Company systems or equipment, nor will I do so in the future. I understand that, where permitted by law, I may be held responsible for any losses (including any damages, expenses, costs, and attorney’s fees) incurred by the Company as a result of any false or misleading representations made by me in this representations and warranties Section.

15. Counterparts, Electronic Signature and Effective Date. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be executed and delivered via facsimile, electronic mail, or other electronic means. I consent to the execution of this Agreement by electronic means such as by selecting or indicating (through a click, mark, or other option) “I Accept” through use of any device, means or action provided, and I agree that execution of this document by such means is as valid as if I signed the document by hand. The Parties agree that this Agreement will be binding and enforceable without necessity of the Company’s signature. This Agreement shall be considered made on the date signed by me below which shall be the effective date of this Agreement unless entering into this Agreement was or is a condition of my initial employment in which case the terms of this Agreement are understood to be operative upon the inception of my employment (whether reduced to writing on that specific date or not).

By signature below, the Parties hereby knowingly and voluntarily agree to be legally bound to the terms of the Agreement stated above.

EMPLOYEE	ITG COMMUNICATIONS, LLC.

/s/ Joel Rivas	/s/ Danielle Elias
Joel Rivas

Joel Rivas	Its: CHRO, Danielle Elias
Employee’s Name Printed

Date: 09/26/24

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